UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 26, 2007, the Board of Directors of Super Micro Computer, Inc. (the “Company”) approved the grant of an option to purchase 32,500 shares of the Company’s common stock (the “Option”) to Howard Hideshima, the Company’s Chief Financial Officer. The exercise price for the Option is $10.19, the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market on the grant date. 1/4 of the Option will vest on the first anniversary of the grant date, and the remaining portion of the Option will vest with respect to 1/16 in equal quarterly installments thereafter. The Option will expire on April 26, 2017.

The Option was granted pursuant to the Company’s 2006 Equity Incentive Plan and the standard form of option agreement used for the grant of options under such plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 2, 2007	By:	/s/ Charles Liang
President and Chief Executive Officer